   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2002
                                                   COMMISSION FILE NO. 333-76786

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM F-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              VISIBLE GENETICS INC.
              (Exact name of registrant as specified in its charter
               and translation of Registrant's name into English)

               ONTARIO                                     98-0194462
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
  incorporation or organization)

                           700 BAY STREET, SUITE 1000
                                TORONTO, ONTARIO
                                 CANADA M5G 1Z6
                                 (416) 813-3240
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                           WILMER, CUTLER & PICKERING
                                2445 M STREET, NW
                              WASHINGTON, DC 20037
                           ATTENTION: RICHARD W. CASS
                                 (202) 663-6000
           (Name, address, including zip code, and a telephone number, including area code, of agent for service)

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
Offering has terminated.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                          DEREGISTRATION OF SECURITIES

         A total of 2,637,890 common shares of Visible Genetics Inc., an Ontario corporation (the "Registrant") were registered under the Securities Act of 1933, as amended, by the filing and effectiveness of a Registration Statement on Form F-3 (File No. 333-76786) (the "Registration Statement").

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 2,637,890 common shares previously registered on the Registration Statement that have not been sold as of the date hereof. This action is due to the termination of the offering contemplated by the Registration Statement upon consummation of a transaction among the Registrant, Bayer Corporation, and 2014011 Ontario Inc., a wholly owned subsidiary of Bayer Corporation. Pursuant to that transaction, 2014011 Ontario Inc. acquired all the outstanding common shares (including those subject to the Registration Statement) and outstanding Series A Convertible Preferred Shares of the Registrant and amalgamated with the Registrant to form an amalgamated company ("Amalco"), which retained the corporate name Visible Genetics Inc., under the Business Corporations Act (Ontario). As a result of the transaction, Bayer Corporation owns all of the outstanding common shares of Amalco and Amalco is the successor by amalgamation to the Registrant. No other shares of capital stock of Amalco are outstanding.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Visible Genetics Inc., as the successor by amalgamation, certifies that it has reasonable grounds to believe that Registrant meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement of Form F-3 (Registration No. 333-76786) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 15th day of October 2002.

                                    VISIBLE GENETICS INC.

                                    By: /s/ Peter C. Knueppel
                                        ---------------------
                                           Peter C. Knueppel
                                           President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement of Form F-3 (Registration No. 333-76786) has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date

/s/ Peter C. Knueppel        President (principal executive    October 15, 2002
-------------------------    officer)
Peter C. Knueppel

/s/ Thomas J. Clarke         Chief Financial Officer           October 15, 2002
-------------------------    (principal financial officer
Thomas J. Clarke             and principal accounting
                             officer)

/s/ Thomas Tithecott         Director                          October 15, 2002
-------------------------
Thomas Tithecott

Authorized Representative in the United States:

WILMER, CUTLER & PICKERING                                     October 15, 2002


By: /s/ Richard W. Cass
    -------------------
      Richard W. Cass